Exhibit 99.2
1 Member Audio and Web Conference January 16, 2009

2 Data set forth in these slides are preliminary and unaudited. This document contains "forward-looking statements"- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," or "will." Forward looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, general economic conditions (including effects on, among other things, mortgage-based securities), the Bank's ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), changes in our membership profile, demand for advances, changes in projected business volumes, business and capital plan adjustments and amendments, regulatory actions or approvals, competitive pressure from alternative member funding sources, government actions and programs in response to the credit crisis, accounting adjustments or requirements, interest-rate volatility, our ability to appropriately manage our cost of funds, the cost-effectiveness of our funding, hedging and asset-liability management activities, and shifts in demand for our products and consolidated obligations. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. The FHLBank Pittsburgh does not undertake to update any forward-looking statements made in this announcement.

3 Condensed Statement of Operations - Year-to-Date (Unaudited) Net interest income $ 252.4 $ 265.5 $ (13.1) Provision for credit losses 5.5 1.1 4.4 Other income 80.0 11.4 68.6 Other expense 44.7 44.2 0.5 Net income before assessments 282.2 231.6 50.6 Assessments 74.9 61.5 13.4 Net income $ 207.3 $ 170.1 $ 37.2 Impact of Lehman-related transactions 50.3 - 50.3 Net income excluding the impact of Lehman-related transactions $ 157.0 $ 170.1 $ (13.1) Net interest margin (bps) 34 46 (12) Total average assets $100,424.0 $78,351.0 $22,073.0 September 30, September 30, Increase 2008 2007 (Decrease) (dollars in millions)

4 Projected Fourth Quarter 2008 Change in Net Interest Income Net Interest Income Margin (dollars in thousands) Third quarter 2008 $74,090 31 bps Increased funding costs (18,575) (8) Decline in short-term investment yields (17,765) (7) LIBOR reset impact (5,041) (2) Premium/discount/concession fee amortization (2,205) (1) Total changes (43,586) (18) Projected fourth quarter 2008 $30,504 13 bps

FHLBank Pittsburgh 5 Third quarter 2008 $74,090 31 bps Increased funding costs (18,575) (8) Decline in short-term investment yields (17,765) (7) LIBOR reset impact (5,041) (2) Premium/discount/concession fee amortization (2,205) (1) Projected fourth quarter 2008 $30,504 13 bps Net Interest Income Margin (dollars in thousands)

FHLBank Pittsburgh 6 Net Interest Income Margin (dollars in thousands) Third quarter 2008 $74,090 31 bps Increased funding costs (18,575) (8) Decline in short-term investment yields (17,765) (7) LIBOR reset impact (5,041) (2) Premium/discount/concession fee amortization (2,205) (1) Projected fourth quarter 2008 $30,504 13 bps

FHLBank Pittsburgh 7 Net Interest Income Margin (dollars in thousands) Third quarter 2008 $74,090 31 bps Increased funding costs (18,575) (8) Decline in short-term investment yields (17,765) (7) LIBOR reset impact (5,041) (2) Premium/discount/concession fee amortization (2,205) (1) Projected fourth quarter 2008 $30,504 13 bps

8 Preliminary Cost and Fair Value of the Bank's PLMBS Portfolio (Including Break-Out by Vintage) as of December 31, 2008

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10 Capital and Risk-Based Capital Requirements Permanent capital: Capital stock(1) $3,943.3 $4,199.1 $3,998.6 Retained earnings 367.8 382.0 296.3 Total permanent capital $4,311.1 $4,581.1 $4,294.9 Risk-based capital requirement: Credit risk capital $ 238.8 $ 249.4 $ 240.8 Market risk capital 3,022.1 1,252.0 256.7 Operations risk capital 978.3 450.4 149.3 Total risk-based capital requirement $4,239.2 $1,951.8 $ 646.8 Excess capital $ 71.9 $2,629.3 $3,648.1 Note: (1)Capital stock includes mandatorily redeemable capital stock. November 30, September 30, December 31, 2008 (unaudited) 2008 (unaudited) 2007 (in millions)

11 Member Audio and Web Conference January 16, 2009

12 Q&A